Exhibit 4.3
                 NOTE LEGEND ON REVERSE SIDE OF THIS CERTIFICATE


                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

Certificate Number                                         Shares
    - 0 -                                                   - 0 -
                                                       CUSIP 40636X 10 5
 COMMON STOCK                                SEE REVERSE FOR CERTAIN DEFINITIONS

                           HALLWOOD ENERGY CORPORATION


         THIS CERTIFIES that    ------------ S P E C I M E N--------------

         is the owner of    ------------------ 0 -------------------------------

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                       THE PAR VALUE OF $.01 PER SHARE, OF

                           HALLWOOD ENERGY CORPORATION

         transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

       Witness the seal of the Corporation and the signatures of its duly authorized officers.

           Dated: -----------------

/s/ William L. Guzzetti                                   /s/ Cathleen M. Osborn
------------------------                                  ----------------------
President                                                 Secretary

                           HALLWOOD ENERGY CORPORATION

         The Corporation will furnish upon request and without charge to each stockholder the powers, designations, preferences and relative, participating, optional and other special rights of each class of stock and series within a class of stock of the Corporation, as well as the qualifications, limitations and restrictions relating to those preferences and/or rights. A stockholder may make the request to the Corporation or to its Transfer Agent and Registrar.

         This certificate also evidences and entitles the holder hereof to the same number of Rights as the number of Shares represented by this certificate, such Rights being on the terms provided under the Rights Agreement between Hallwood Energy Corporation and Registrar and Transfer Company, as rights agent (the "Rights Agent") (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of Hallwood Energy Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Hallwood Energy Corporation shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or owned by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) and any subsequent holder of such Rights shall be null and void.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM -  as tenants in common     UNIF GIFT MIN ACT -- ---- Custodian -----
 TEN ENT -  as tenants by the entireties                 (Cust)         (Minor)
 JT TEN  -  as joint tenants with right of         under Uniform Gifts to Minors
            survivorship and not as tenants        Act ------------------
            in common                                      (State)

     Additional abbreviations may also be used though not in the above list.

         For  value  received,   -------------------  hereby  sell,  assign  and
  transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
   ----------------------------------------


---------- ------------- --------------------------- ---------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

-------------------------------------------------------------------------Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint-------------------------------------------------------------------------

  Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

  Dated, --------------------

                                                     X--------------------------
                                                             (SIGNATURE)
NOTICE:

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME(S) AS WRITTEN
UPON THE FACE OF THE CERTIFICATE IN EVERY
PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT
OR ANY CHANGE WHATEVER.
                                                     X--------------------------
                                                              (SIGNATURE)

  THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO THE COMPANY) OF COUNSEL THAT REGISTRATION IS NOT REQUIRED.